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                                                                  Exhibit 10.19



                    AMENDMENT TO SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          BOYKIN HOTEL PROPERTIES, L.P.

         THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BOYKIN HOTEL PROPERTIES, L.P. (this "Amendment") is made as of February 1, 1999.

                                  INTRODUCTION:

         WHEREAS, Boykin Lodging Company, the general partner (the "General Partner") of Boykin Hotel Properties, L.P. (the "Partnership"), desires to issue Class A Cumulative Preferred Shares, Series 1999-A (the "Preferred Shares") having the designations, preferences and rights set forth in Exhibit A hereto;

         WHEREAS, the General Partner will contribute to the Partnership the proceeds resulting from any issuance of Preferred Shares;

         WHEREAS, the General Partner desires to, with the Limited Partners, amend the Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") to create a class of preferred units having economic interests substantially similar to the Preferred Shares;

         NOW, THEREFORE, in accordance with Article XI, Section 11.1 of the Partnership Agreement, the Partnership Agreement is amended as follows:

         A. DEFINED TERMS. Each term used in this Amendment that is defined in the Partnership Agreement has the meaning in this Amendment that is ascribed to that term in the Partnership Agreement. On and after the effective date of this Amendment, each reference in the Partnership Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Partnership Agreement shall mean and refer to the Partnership Agreement as amended hereby. The terms of this Amendment shall modify and amend the terms of the Partnership Agreement to the extent expressed herein; but every other term, condition, covenant, representation and warranty contained in the Partnership Agreement is hereby ratified and affirmed and shall remain unchanged unless expressly modified or amended hereby.

         B. PREFERRED UNITS. The Partnership is authorized to issue to the General Partner Series 1999-A Preferred Units (the "Preferred Units"). Upon the issuance by the General Partner of any Preferred Shares, the General Partner shall contribute to the Partnership the proceeds from that issuance in exchange for a number of Preferred Units equal to the number of Preferred Shares issued by the General Partner. Upon the right to receive any payments from the General Partner to the holders of the Preferred Shares of dividends, or of amounts on redemption, liquidation or conversion, the holders of the Preferred Units shall be entitled to receive from the Partnership an amount of cash equal to the value to be paid to the holders of the Preferred Shares


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prior to the payment of any such amounts to the holders of units that are not
Preferred Units; all those payments being made to the extent necessary to cause the holders of Preferred Shares and Preferred Units to have substantially the same economic rights and preferences. Upon redemption, purchase or other acquisition by the General Partner of any of the Preferred Shares, the Partnership shall redeem an equal number of Preferred Units. Upon any conversion of the Preferred Shares into Common Shares, an equal number of the Preferred Units shall automatically be converted into a number of Partnership Units equal to the number of Common Shares issued upon the conversion of the Preferred Shares. Upon the issuance of Preferred Shares at any time and from time to time, the General Partner shall take all such actions as may be necessary to ensure that the Preferred Units of the Partnership held by the General Partner have the same economic rights and preferences as the outstanding Preferred Shares, all as set forth in the Certificate of Amendment to the Amended and Restated Articles of Incorporation dated as of February 1, 1999.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day first written above.

                                            GENERAL PARTNER:

                                            BOYKIN LODGING COMPANY,
                                            an Ohio corporation

                                                   /s/ Robert W. Boykin
                                            By:
                                               --------------------------------



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                                    Exhibit A

           Terms of Class A Cumulative Preferred Shares, Series 1999-A


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             BOYKIN LODGING COMPANY


         Robert A. Weible, Secretary, of Boykin Lodging Company, an Ohio corporation (the "Corporation"), does hereby certify that the Executive Committee of the Board of Directors of the Corporation adopted the following resolution to amend the Amended and Restated Articles of Incorporation (the "Articles") of the Corporation by written action pursuant Section 1701.63(D) of the Ohio Revised Code and pursuant to the authority granted by Section 1701.70(B)(1) of the Ohio Revised Code and Section I.1. of Division A of the
Articles:

         RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation be, and they hereby are, amended by adding at the end of Division A.I. of Article FOURTH a new Section 6 that reads as follows:

         SECTION 6. CLASS A CUMULATIVE PREFERRED SHARES, SERIES 1999-A.

         A. DESIGNATION AND AMOUNT. Of the 5,000,000 authorized Class A Cumulative Preferred Shares, 75,000 are designated as "Class A Cumulative Preferred Shares, Series 1999-A" (the "Series 1999-A Preferred Shares"). The Series 1999-A Preferred Shares have the express terms set forth in this Division as being applicable to all Class A Cumulative Preferred Shares as a class and, in addition, the following express terms. The number of Series 1999-A Preferred Shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate of amendment pursuant to the General Corporation Law of the State of Ohio stating that the increase or reduction has been so authorized, but no decrease may reduce the number of Series 1999-A Preferred Shares to a number less than that of the Series 1999-A Preferred Shares then outstanding plus the number of Series 1999-A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         B. DIVIDENDS AND DISTRIBUTIONS.

         (1) Subject to the rights of the holders of any series of preferred shares (or any similar shares) ranking prior to the Series 1999-A Preferred Shares with respect to dividends, the holders of Series 1999-A Preferred Shares, in preference to the holders of Common Shares and of any other shares ranking junior to the Series 1999-A Preferred Shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (1) quarterly dividends payable in cash on the same day as the quarterly dividend payment date for any regular quarterly dividend payable on the Common Shares with respect to the same period or, if no such regular quarterly dividend is payable on the Common Shares, on the fifth day of May, August, November and February in each year (each such date, a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series 1999-A Preferred Share or fraction thereof, in


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an amount per share (rounded to the nearest cent) equal to the greater of (a)
$47.00 or (b) subject to adjustment as hereinafter set forth, 100 times the per share amount of all regular quarterly cash dividends, and 100 times the per share value of all regular quarterly noncash dividends or other distributions (as determined by the Board of Directors in good faith), other than any dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares with respect to the same period, and (2) if a dividend or distribution other than a regular quarterly dividend and other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise) is authorized, declared or paid to the holders of Common Shares (including without limitation a dividend or distribution of cash, rights, options or other securities or any noncash property), a per share cash dividend in an amount equal to the value of the per share amount payable on each Common Share (as determined by the Board of Directors in good faith) multiplied by the Dividend Multiple (as defined below), payable on the same day as the payment date for that dividend on the Common Shares. The multiple of dividends declared on the Common Shares to which holders of the Series 1999-A Preferred Shares are entitled, which is 100 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." If the Company at any time after February 1, 1999: (i) declares or pays any dividend on the Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple will thereafter be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

         (2) The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series 1999-A Preferred Shares entitled to receive payment of a dividend or other distribution declared thereon, which will be the same day as the record date for any dividend or distribution payable on the Common Shares with respect to the same period if any such dividend or distribution is so payable. Dividends on the Series 1999-A Preferred Shares will accrue and be cumulative (i) with respect to shares included in the initial issuance of Series 1999-A Preferred Shares and shares issued any time thereafter to and including the record date for the payment of the first dividend on the shares included in that initial issuance (the "First Record Date"), from the date of that initial issuance, (ii) with respect to shares issued any time after the First Record Date and not between a record date and the dividend payment date to which that record date applies (that period, the "Ex-dividend Period"), from the dividend payment date immediately preceding the date of issue of those shares, and (iii) with respect to shares issued after the First Record Date and during an Ex-dividend Period, from the dividend payment date on which that Ex-dividend Period ends. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series 1999-A Preferred Shares in an amount less than the total amount of dividends at the time accrued and payable on those shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The amount of accrued and unpaid dividends on any Series 1999-A Preferred Share at any date is the amount of any dividends payable thereon in accordance with this Section 6.B. (whether or not declared) that have not been paid.

         C. REDEMPTION. The Series 1999-A Preferred Shares are redeemable, in whole but not in part, in accordance with Section 3 of Division A.1.of Article FOURTH, at any time on or after (but not before) the fifth anniversary of the initial issuance of a Series 1999-A Preferred Share, at the option of the Board of Directors, upon payment of an amount in cash for each share redeemed equal to the Conversion Multiple (as defined in Section E.1., below) times the Adjusted Share Price, together with all accrued and unpaid dividends thereon to the redemption date (the "Redemption Price"). The Board of Directors may, at its option, pay all or any portion of the Redemption Price for any Series 1999-A Preferred Shares redeemed in accordance with this Section 6.C. by delivering to the holder thereof the


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number of Common Shares derived by dividing the portion of the redemption price to be so paid by the Adjusted Share Price, so long as that form of payment will not result in the holder beneficially owning more than nine percent (9.0%) of the total number of the outstanding Common Shares (determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), or violating Division C of this Article FOURTH, whichever is more restrictive. For purposes of this Section 6.C., "Adjusted Share Price" means a dollar amount equal to the average last sale price (or bid price if there were no sales) per Common Share on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in Common Shares are reported immediately preceding the date on which the Corporation delivers the applicable redemption notice (adjusted to take into account any splits, combinations, reclassifications, or other changes in the Corporation's capitalization that occur between the date of that notice and the redemption date). If the Common Shares are no longer trading on the NYSE, then the Adjusted Share Price will be determined using the prices reported on the exchange or automated quotation system on which the Common Shares then trade. Each holder of Series 1999-A Preferred Shares may exercise the conversion rights described in Section 6.E. for those shares at any time prior to the date set for redemption of those shares.

         D. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1999-A Preferred Shares unless, prior thereto, the holders of Series 1999-A Preferred Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,648 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1999-A Preferred Shares, except distributions made ratably on the Series 1999-A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up (the holders of Series 1999-A Preferred Shares being entitled to receive, for this purpose, the amount determined pursuant to clause (x) of this sentence). If the Corporation at any time after February 1, 1999 (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series 1999-A Preferred Shares were entitled immediately prior to such event under clause (x)(2) of the immediately preceding sentence will be adjusted by multiplying that amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

         Neither the consolidation of nor merger of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, will be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph D.

         E. CONVERSION RIGHTS.

         (1) The holders of Series 1999-A Preferred Shares have the right, at their option, to convert all or any portion of their Series 1999-A Preferred Shares into Common Shares at any time and from time to time, on the basis set forth below, but (a) no such holder may so convert Series 1999-A Preferred Shares if, immediately after that conversion, that holder would be the record or beneficial owner of more than nine percent (9.0%) of the total number of the outstanding Common Shares (determined


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pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), or violate Division C of this Article FOURTH, whichever is more restrictive, and
(b) the right to convert Series 1999-A Preferred Shares that have been called for redemption pursuant to Section 6.C. terminates at the close of business on the redemption date for those Series 1999-A Preferred Shares pursuant to Section 6.C., unless the Corporation defaults in making payment of any cash payable on that redemption. Each Series 1999-A Preferred Share is initially convertible into 100 Common Shares (the number of Common Shares into which each Series 1999-A Preferred Share is convertible, the "Conversion Multiple"). If the Corporation, at any time after February 1, 1999: (i) declares or pays any dividend on the Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Conversion Multiple will thereafter be the Conversion Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

         (2) In order for a holder of Series 1999-A Preferred Shares to convert Series 1999-A Preferred Shares into Common Shares, that holder shall surrender the certificate or certificates for those Series 1999-A Preferred Shares at the office of the transfer agent for the Series 1999-A Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the Series 1999-A Preferred Shares represented by that certificate or certificates. That notice must state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for Common Shares to be issued and the number of Series 1999-A Preferred Shares to be converted. If required by the Corporation, certificates surrendered for conversion must be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of those certificates and notice by the transfer agent or by the Corporation (if the Corporation serves as its own transfer agent) will be the conversion date (the "Conversion Date") and the conversion will be effective as of the close of business on the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at that office, or send, on the converting holder's written instruction, to that holder or to his or its nominees, a certificate or certificates for the number of Common Shares to which that holder is entitled, together with cash in lieu of any fraction of a share.

         (3) The Corporation shall at all times when any Series 1999-A Preferred Shares are outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series 1999-A Preferred Shares, such number of its duly authorized Common Shares as are from time to time sufficient to effect the conversion of all outstanding Series 1999-A Preferred Shares.

         (4) Upon any conversion effected in accordance with this Section 6.E., the Corporation shall pay all accrued and unpaid dividends on the Series 1999-A Preferred Shares surrendered for conversion.

         (5) All Series 1999-A Preferred Shares that have been surrendered for conversion as herein provided will no longer be considered outstanding, and all rights with respect to those shares, including the rights, if any, to receive notices and to vote, will cease and terminate at the close of business on the Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor and the dividend payment provided for in paragraph
(4), above. If certificates representing more than one Series 1999-A Preferred Share are surrendered for conversion at one time by the same holder, the number of Common Shares issuable on conversion thereof will be computed on the basis of the aggregate number of Series 1999-A Preferred Shares so surrendered.


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         F. FRACTIONAL SHARES. Series 1999-A Preferred Shares may be issued in whole shares or in any fraction of a share, which will entitle the holder, in proportion to that holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series 1999-A Preferred Shares. In lieu of issuing fractional shares of less than one one-hundredth (1/100) of a Preferred Share, the Corporation may elect to make a cash payment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per Common Share on the New York Stock Exchange on the business day that immediately precedes the Conversion Date or, if the Common Shares are not the listed on the New York Stock Exchange, of the market price per share determined using the prices reported on the exchange or automated quotation system on which the Common Shares then trade, as equitably adjusted to reflect any change or adjustment to the Conversion Multiple after February 1, 1999.

         G. CERTAIN TRANSACTIONS. If the Corporation is a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares but excluding the payment of any dividend payable in Common Shares or a subdivision, combination or consolidation of the outstanding Common Shares (by reclassification or otherwise)) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series 1999-A Preferred Share that is not redeemed or converted into the right to receive shares, securities or other property in connection with that Transaction will thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of that Transaction by a holder of that number of Common Shares into which one Series 1999-A Preferred Share was convertible immediately prior to that Transaction, assuming that holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or that merged into the Corporation or to which that sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon that Transaction (but if the kind or amount of shares, securities and other property (including cash) receivable upon that Transaction is not the same for each Common Share held immediately prior to that Transaction by other than a Constituent Person or an affiliate thereof and in respect of which those rights of election have not been exercised ("Non-Electing Share"), then for the purpose of this Section 6.G., the kind and amount of shares, securities and other property (including cash) receivable upon that Transaction by each Non-Electing Share will be considered to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of that Transaction are consistent with the provisions of this Section 6.G. and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series 1999-A Preferred Shares that will contain provisions enabling the holders of the Series 1999-A Preferred Shares that remain outstanding after that Transaction to convert their Series 1999-A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Multiple in effect immediately prior to that Transaction. The provisions of this Section 6.G. similarly apply to successive Transactions.

         H. NOTICE. Whenever the Dividend Multiple or the Conversion Multiple is adjusted as herein provided, the Corporation shall promptly deliver to each holder of the Series 1999-A Preferred Shares, at that holder's last address shown on the share records of the Corporation, a notice of that adjustment, setting forth the adjusted Dividend Multiple or Conversion Multiple, as applicable, and the effective date of that adjustment and a brief statement of the facts requiring that adjustment.


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         IN WITNESS WHEREOF, the undersigned has executed this instrument as of
February 1, 1999.



                                          --------------------------------------
                                          Robert A. Weible, Secretary
                                          Boykin Lodging Company










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